Exhibit 4.0
Form of Stock Certificate for Greene County Bancorp, Inc.
No.	INCORPORATED UNDER THE LAWS OF THE UNITED STATES OF AMERICA	Shares

GREENE COUNTY BANCORP, Inc.
Catskill, New York
FULLY PAID AND NON-ASSESSABLE
PAR VALUE $0.10 PER SHARE
THIS CERTIFIES that	is the owner of

SHARES OF COMMON STOCK OF
GREENE COUNTY BANCORP, Inc.
a federally chartered subsidiary savings and loan holding company
The shares evidenced by this certificate are transferable only on the books of Greene County Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed.

The interest in Greene County Bancorp, Inc. evidenced by this certificate may not be retired or withdrawn except as provided in the Charter and Bylaws of Greene County Bancorp, Inc.

IN WITNESS WHEREOF, Greene County Bancorp, Inc. has caused this certificate to be executed by its duly authorized officers and has caused its seal to be hereunto affixed this __________ day of _______________, ______.

By		By
	SUSAN TIMAN		DONALD E. GIBSON
	CORPORATE SECRETARY		PRESIDENT AND CHIEF EXECUTIVE OFFICER

For value received, _____________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

______________________ Shares of the Common Stock represented by the within Certificate, and does hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said shares on the books of the within-named corporation with full power of substitution in the premises.
Dated,

In the presence of   Signature:
NOTE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.